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                                                                 Exhibit (d)(49)



                     CONSULTING GROUP CAPITAL MARKETS FUNDS
                          INVESTMENT ADVISORY AGREEMENT



                                                                 January 2, 2004


Sands Capital Management, Inc.
1100 Wilson Boulevard
Suite 3050
Arlington, VA  22209

Ladies and Gentlemen:

     Under an agreement (the "Management Agreement") between the Consulting Group Capital Markets Funds, a Massachusetts business trust (the "Trust"), and Smith Barney Fund Management LLC, (the "Manager"), the Manager serves as the Trust's investment manager and has the responsibility of evaluating, recommending, supervising and compensating investment advisers to each series of the Trust.

     The Manager hereby confirms its agreement with Sands Capital Management, Inc. (the "Adviser") with respect to the Adviser's serving as an investment adviser of Large Capitalization Growth Investments (the "Portfolio"), a series of the Trust, as follows:

     Section 1. Investment Description; Appointment
                -----------------------------------

     (a) The Trust desires to employ the Portfolio's capital by investing and reinvesting in investments of the kind and in accordance with the investment objectives, policies and limitations specified in its Master Trust Agreement dated April 12, 1991, as amended from time to time (the "Trust Agreement"), in the prospectus (the "Prospectus") and in the statement of additional information (the "Statement of Additional Information") filed with the Securities and Exchange Commission (the "SEC") as part of the Trust's Registration Statement on Form N-1A, as amended from time to time (the "Registration Statement"), and in the manner and to the extent as may from time to time be approved in the manner set forth in the Trust Agreement. Copies of the Trust's Prospectus, the Statement of Additional Information and the Trust Agreement have been or will be submitted to the Adviser.

     (b) The Manager, with the approval of the Trust, hereby appoints the Adviser to act as an investment adviser to the Portfolio for the periods and on the terms set forth in this Agreement. The Adviser accepts such appointment and agrees to furnish the services herein set forth for the compensation herein provided.

     Section 2. Portfolio Management Duties
                ---------------------------

     (a) Subject to the supervision of the Manager and the Trust's Board of Trustees, the Adviser will (i) manage the portion of the Portfolio's assets allocated to the Adviser by the Manager and subject to the review of the Board of Trustees ("Allocated Assets") in accordance with the Portfolio's investment objectives, policies and limitations as stated in the Trust's Prospectus and Statement of Additional Information; (ii) make investment decisions with respect to Allocated Assets; (iii) place orders to purchase and sell securities and, where appropriate, commodity futures contracts and options of any type with respect to Allocated Assets; and (iv) vote proxies if such responsibility is delegated to the Adviser by the Board of Trustees.

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     (b) The Adviser will keep the Trust and the Manager informed of developments materially affecting the Portfolio and shall, on the Adviser's own initiative, furnish to the Trust and the Manager from time to time whatever information the Adviser believes appropriate for this purpose.

     (c) The Adviser agrees that, with respect to the management of the Allocated Assets, it will comply with applicable provisions of the Investment Company Act of 1940, as amended (the "Act"), and all rules and regulations thereunder, all applicable federal and state laws and regulations and with any applicable procedures adopted by the Trust's Board of Trustees, provided in writing to the Adviser. When engaging in transactions in securities or other assets for the Portfolio with any adviser to any other fund or portfolio under common control with the Portfolio, including any adviser that is a principal underwriter or an "affiliated person" (as defined in the Act) of a principal underwriter in connection with such transactions, the Adviser or any of its "affiliated persons" will not consult (other than for purposes of complying with Rule 12d3-1(a) and (b)) with such other adviser.

     (d) The Manager will provide to the Adviser at the end of each calendar month a list (the "Monthly List") of the securities comprising the Allocated Assets as of such month end. The Adviser agrees that it will review the Monthly List and promptly alert the Manager's controller, by facsimile at (212) 801-2555 or such other means as they may agree, as to any discrepancies between the Adviser's records of such holdings and the Monthly List. Upon the specific request of the Manager, the Adviser shall provide to the Manager the Adviser's opinion as to the value of a security included in the Allocated Assets in order to assist the Manager, or the Trust's Board of Trustees, as the case may be, in determining the value of such security.

     Section 3. Brokerage
                ---------

     (a) The Adviser agrees that it will place orders pursuant to its investment determinations with respect to Allocated Assets with brokers or dealers selected by it in accordance with the standards specified in paragraphs (b) and (c) of this Section 3. The Adviser may, but need not, place orders with respect to Allocated Assets with (i) the Manager or its affiliates (ii) the Adviser or its affiliates or (iii) any other adviser to the Portfolio or its affiliates, in accordance with Section 11(a) of the Securities Exchange Act of 1934 and Rule 11a2-2(T) thereunder, Section 17(e) of the Act and Rule 17e-1 thereunder and other applicable laws and regulations.

     (b) In placing orders with brokers and dealers, the Adviser will use its best efforts to seek the best overall terms available. In assessing the best overall terms available for any portfolio transaction, the Adviser will consider all factors it deems relevant including, but not limited to, the breadth of the market in the security, the price of the security, the financial condition and execution capability of the broker or dealer and the reasonableness of any commission for the specific transaction and on a continuing basis.

     (c) In selecting brokers or dealers to execute a particular transaction and in evaluating the best overall terms available, the Adviser may consider the brokerage and research services (as those terms are defined in Section 28(e) of the Securities Exchange Act of 1934) provided to the Trust and/or other accounts over which the Adviser or an affiliate exercise investment discretion. In connection with underwritten fixed-price new issues of securities, the Adviser may receive new issue credits from managers or members of the underwriting syndicate for research services (as defined above). In connection with agency transactions, the Adviser may cause the Portfolio to pay to a broker-dealer a commission in excess of that another broker-dealer may charge for the same transaction, if the Adviser determines in good faith that the commission charged is reasonable in relation to the value of brokerage and research services (as defined above) provided by such broker, viewed either in terms of the particular

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transaction or the Adviser's overall responsibilities with respect to accounts over which the Adviser exercises investment discretion.

     Section 4. Information Provided to the Manager and the Trust
                -------------------------------------------------

     (a) The Adviser agrees that it will make available to the Manager and the Trust promptly upon their request copies of all of its investment records and ledgers with respect to the Portfolio to assist the Manager and the Trust in monitoring compliance with the Act and the Investment Advisers Act of 1940, as amended (the "Advisers Act"), as well as other applicable laws. The Adviser will furnish the Trust's Board of Trustees such periodic and special reports with respect to the Allocated Asset as the Manager and the Board of Trustees may reasonably request.

     (b) The Adviser agrees that it will immediately notify the Manager and the Trust in the event that the Adviser or any of its affiliates: (i) becomes subject to a statutory disqualification that prevents the Adviser from serving as investment adviser pursuant to this Agreement; or (ii) is or reasonably expects to become the subject of an administrative proceeding or enforcement action by the SEC or other regulatory authority. The Adviser has provided the information about itself set forth in the Registration Statement and has reviewed the description of its operations, duties and responsibilities as stated therein and acknowledges that they are true and correct and contain no material misstatement or omission, and it further agrees to notify the Manager and the Trust's Administrator immediately of any material fact known to the Adviser respecting or relating to the Adviser that is not contained in the Prospectus or Statement of Additional Information of the Trust, or any amendment or supplement thereto, or any statement contained therein that becomes untrue in any material respect.

     (c) The Adviser represents that it is an investment adviser registered under the Advisers Act and other applicable laws and that the statements contained in the Adviser's registration under the Advisers Act on Form ADV, as of the date hereof, are true and correct and do not omit to state any material fact required to be stated therein or necessary in order to make the statement therein not misleading. The Adviser agrees to maintain the completeness and accuracy of its registration on Form ADV in accordance with all legal requirements relating to that Form. The Adviser acknowledges that it is an "investment adviser" to the Portfolio with respect to the Allocated Assets within the meaning of the Act and the Advisers Act.

     (d) The Adviser confirms that neither it nor any of its "affiliated persons" (as defined in the Act) are affiliated persons of: (i) the Manager,
(ii) any adviser to the Portfolio or any affiliated person of that adviser; or
(iii) the promoter, underwriter, officer, board member, member of an advisory board, or employee of the Portfolio or the Trust.

     Section 5. Books and Records
                -----------------

     In compliance with the requirements of Rule 31a-3 under the Act, the Adviser hereby agrees that all records that it maintains for the Trust are available to the Trust and further agrees to surrender promptly to the Trust copies of any such records upon the Trust's request. The Adviser further agrees to preserve for the periods prescribed by Rule 31a-2 under the Act the records required to be maintained by Rule 31a-1 under the Act and to preserve the records required by Rule 204-2 under the Advisers Act for the period specified in that Rule.

     Section 6. Compensation
                ------------

     (a) In consideration of services rendered pursuant to this Agreement, the Manager will pay the Adviser a fee that is computed daily and paid monthly at the annual rate of 0.35% on the first $300

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million and 0.30% thereafter, multiplied by the average daily value of Allocated
Assets (the "Portfolio Advisory Fee").

     (b) The Portfolio Advisory Fee for the period from the date this Agreement becomes effective to the end of the month during which this Agreement becomes effective shall be prorated according to the proportion that such period bears to the full monthly period. Upon any termination of this Agreement before the end of a month, the fee for such part of that month shall be prorated according to the proportion that such period bears to the full monthly period and shall be payable upon the date of termination of this Agreement.

     (c) For the purpose of determining fees payable to the Adviser, the value of the Portfolio's net assets shall be computed at the time and in the manner specified in the Trust's Prospectus and/or the Statement of Additional Information.

     Section 7. Costs and Expenses
                ------------------

     During the term of this Agreement, the Adviser will pay all expenses incurred by it and its staff in connection with the performance of its services under this Agreement, including the payment of salaries of all officers and employees of the Trust who are employed by the Adviser. It is understood that the Adviser does not, by this Agreement, undertake to assume or pay any costs or expenses of the Trust or Portfolio.

     Section 8. Standard of Care
                ----------------

     The Adviser shall exercise its best judgment in rendering the services provided by it under this Agreement in respect of the Allocated Assets. The Adviser shall not be liable for any error of judgment or mistake of law or for any loss suffered by the Manager or the Trust in connection with the matters to which this Agreement relates, provided that nothing in this Agreement shall be deemed to protect or purport to protect the Adviser against any liability to the Manager or the Trust or to holders of the Trust's shares representing interests in the Portfolio to which the Adviser would otherwise be subject by reason of willful misfeasance, bad faith or gross negligence on its part in the performance of its duties or by reason of the Adviser's reckless disregard of its obligations and duties under this Agreement. The Adviser shall be responsible solely for the management of the Allocated Assets, and the Adviser's compliance with the Act, rules and regulations thereunder, other federal and state laws, and written procedures of the Trust's Board of Trustees will be determined solely by reference to the Allocated Assets. The Adviser shall have no liability with respect to the actions of any other investment adviser to the Portfolio and shall not be charged with knowledge of the holdings or transaction of any position of the Portfolio other than the Allocated Assets.

     Section 9. Services to Other Companies or Accounts
                ---------------------------------------

     (a) It is understood that the services of the Adviser are not exclusive, and nothing in this Agreement shall prevent the Adviser from providing similar services to separate accounts and other investment companies (whether or not their investment objectives and policies are similar to those of the Trust) or from engaging in other activities.

     (b) When the Adviser recommends the purchase or sale of a security for other investment companies and other clients, and at the same time the Adviser recommends the purchase or sale of the same security for the Trust, it is understood that in light of its fiduciary duty to the Trust such transactions will be executed on a basis that is fair and equitable to the Trust.

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     (c) The Trust and the Manager understand and acknowledge that the persons employed by the Adviser to assist in the performance of its duties under this Agreement will not devote their full time to that service; nothing contained in this Agreement will be deemed to limit or restrict the right of the Adviser or any affiliate of the Adviser to engage in and devote time and attention to other businesses or to render services of whatever kind or nature.

     Section 10. Duration and Termination
                 ------------------------

     (a) This Agreement shall become effective on January 4, 2004 and shall continue for two years from that date, and thereafter shall continue automatically for successive annual periods, provided such continuance is specifically approved at least annually by (i) the Trust's Board of Trustees or
(ii) a vote of a majority of the Portfolio's outstanding voting securities (as defined in the Act), provided that the continuance is also approved by a majority of the Trustees who are not "interested persons" (as defined in the Act) of the Trust, by vote cast in person at a meeting called for the purpose of voting on such approval.

     (b) Notwithstanding the foregoing, this Agreement may be terminated (i) by the Manager at any time without penalty, upon written notice to the Adviser and the Trust, (ii) at any time without penalty by the Trust, upon the vote of a majority of the Trust's Trustees or by vote of the majority of the Trust's outstanding voting securities, upon written notice to the Manager, Adviser and the Trust or (iii) by the Adviser at any time without penalty, upon sixty (60) days' written notice to the Manager and the Trust.

     (c) This Agreement will terminate automatically in the event of its assignment (as defined in the Act and in rules adopted under the Act).

     Section 11. Amendments
                 ----------

     No provision of this Agreement may be changed, waived, discharged or terminated orally, but only by an instrument in writing signed by the party against whom enforcement of the change, waiver, discharge or termination is sought, and no amendment of this Agreement shall be effective until approved in accordance with applicable law.

     Section 12. Limitation of Liability
                 -----------------------

     The Manager and Adviser agree that the obligations of the Trust under this Agreement shall not be binding upon any of the Board members, shareholders, nominees, officers, employees or agents, whether past, present or future, of the Trust individually, but are binding only upon the assets and property of the Portfolio, as provided in the Master Trust Agreement of the Trust. The execution and delivery of this Agreement have been duly authorized by the Manager and the Adviser, and signed by an authorized officer of each acting as such.

     Section 13. Notices
                 -------

     Any written notice required by or pertaining to this Agreement shall be personally delivered to the party for whom it is intended, at the address stated below, or shall be sent to such party by prepaid first class mail, recognized air courier or facsimile.

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         If to the Manager:    Smith Barney Fund Management LLC
                               c/o Citigroup Asset Management
                               399 Park Avenue, 4th Floor
                               New York, NY  10022
                               Fax:  (212) 888-2370
                               Attention:  R. Jay Gerken
                               President

         If to the Adviser:    Sands Capital Management, Inc.
                               1100 Wilson Boulevard
                               Suite 3050
                               Arlington, VA  22209
                               Fax: (703) 528-4001
                               Attention: Dana McNamara
                               Title: Director of Client Services


     Section 14. Miscellaneous
                 -------------

     (a) This Agreement shall be governed by the laws of the State of New York, provided that nothing herein shall be construed in a manner inconsistent with the Act, the Advisers Act, or rules or orders of the SEC thereunder.

     (b) The captions of this Agreement are included for convenience only and in no way define or limit any of the provisions thereof or otherwise affect their construction or effect.

     (c) If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of this Agreement shall not be affected thereby and, to this extent, the provisions of this Agreement shall be deemed to be severable.

     (d) Nothing herein shall be construed as constituting the Adviser as an agent of the Trust or the Manager.

If the terms and conditions described above are in accordance with your understanding, kindly indicate your acceptance of this Agreement by signing and returning to us the enclosed copy of this Agreement.


                                 SMITH BARNEY FUND MANAGEMENT LLC


                                       By: __________________________________
                                           Name: R. Jay Gerken
                                           Title: President



Accepted:

Sands Capital Management, Inc.

By: __________________________________
    Name: Frank M. Sands, Jr., CFA
    Title: Principal